Houston Wire & Cable Company Reports Results for the Quarter Ended March 31, 2016

HOUSTON, TX -- (Marketwired - May 05, 2016) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the first quarter ended March 31, 2016.

Selected quarterly results were:

  Sales of $64.7 million
  Net loss from operations of $0.2 million
  Cash flow of $7.6 million
  Declared a dividend of $0.06 per share on May 3, 2016

First Quarter Summary
Jim Pokluda, President and Chief Executive Officer commented, "Market conditions did not improve during the first quarter as demand levels were extremely inconsistent. A very slow start to the period was then tempered by higher levels of customer activity, which gave us some hope that customer demand was improving. Unfortunately, this improvement was not sustained and the trend reverted back to inconsistency over the balance of the quarter. We continue to experience weak industrial activity and the impact of a depressed oil and gas market. Sales decreased 20.7% or approximately 11% on a metals adjusted basis from the first quarter of 2015. We estimate that Maintenance, Repair and Operations (MRO) sales decreased 18% or approximately 9% on a metals adjusted basis, while project sales decreased 27% or approximately 18% on a metals adjusted basis. Total transactional activity, as measured by invoice count, decreased by 4%."

Gross margin at 20.7% decreased 100 basis points from the first quarter of 2015, as extremely competitive market conditions and lower demand compressed pricing and as we continued to aggressively reduce our inventory investment. Operating expenses at $13.4 million fell 4.0% or $0.6 million from Q1 2015 and by $0.5 million on a sequential basis, excluding the Q4 2015 impairment, as prudent expense management continues to be a key focus point, especially in light of the depressed market conditions.

Interest expense of $0.2 million was down 34% from $0.3 million in the prior year period. Average debt levels decreased by 25.1% from $49.1 million in 2015 to $36.7 million in 2016, while the effective interest rate decreased from 2.0% in 2015 to 1.7% in 2016.

The income tax benefit of $0.1 million was impacted by write-offs of deferred tax assets related to share based compensation forfeitures, as the APIC pool was previously fully exhausted. The results of operations produced a net loss of $0.2 million, compared to net income of $2.2 million in the prior year period.

Mr. Pokluda further commented, "We continue to experience a loss of leverage from the reduced sales levels, and the resulting impact on our operating results is significant. New business initiatives through product line expansion, including those geared towards the commercial market, continue to gain traction. However, the temporary loss of industrial capacity expansion, and reduced industrial MRO activity, large project activity and oil and gas demand, are difficult to overcome. In this depressed industrial market environment, we continue to focus on exceptional customer service, improving the efficiency of our working capital investment and re-aligning our operating expense structure with current activity levels."

Pokluda continued, "Despite the disappointing financial performance results, our healthy operating cash flow allowed us to again reduce debt and strengthen our balance sheet, including the buy-back of an additional 124,000 shares of stock. The Company considers its performance, stock price, dividend yield and financial position in deciding the best way to reward our shareholders. Accordingly, the upcoming dividend will be paid at the rate of $0.06 per share."

Conference Call
The Company will host a conference call to discuss first quarter results on Thursday, May 5, 2016 at 10:00 a.m., C.T. Hosting the call will be James Pokluda, President and Chief Executive Officer, and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until May 12, 2016.

Replay, Toll-Free #: 855-859-2056
Replay, Toll #: 404-537-3406
Conference ID # 1653519

About the Company
With over 40 years' experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include continuous and interlocked armor cable; instrumentation cable; medium voltage cable; high temperature wire; portable cord; power cables; primary and secondary aluminum distribution cables; private branded products, including LifeGuard™, a low-smoke, zero-halogen cable; mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized online ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements

                        HOUSTON WIRE & CABLE COMPANY
                        Consolidated Balance Sheets
                     (In thousands, except share data)

                                                   March 31,   December 31,
                                                     2016          2015
                                                 ------------  ------------
                                                  (unaudited)
Assets
Current assets:
  Accounts receivable, net                       $     43,078  $     46,250
  Inventories, net                                     70,436        75,777
  Deferred income taxes                                 3,532         3,074
  Income taxes                                            746           932
  Prepaids                                              1,199           648
                                                 ------------  ------------
Total current assets                                  118,991       126,681

Property and equipment, net                            10,917        10,899
Intangible assets, net                                  5,612         5,984
Goodwill                                               14,866        14,866
Deferred income taxes                                      11           264
Other assets                                              369           419
                                                 ------------  ------------
Total assets                                     $    150,766  $    159,113
                                                 ============  ============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                                 $      1,586  $      3,701
  Trade accounts payable                                7,837         6,380
  Accrued and other current liabilities                 8,846         9,568
                                                 ------------  ------------
Total current liabilities                              18,269        19,649

Debt                                                   33,647        39,188
Other long term obligations                               538           275
                                                 ------------  ------------
Total liabilities                                      52,454        59,112

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and outstanding          --            --
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares issued:
   16,583,399 and 16,712,626 outstanding at March
   31, 2016 and December 31, 2015, respectively            21            21
  Additional paid-in-capital                           54,897        54,621
  Retained earnings                                   104,864       106,048
  Treasury stock                                      (61,470)      (60,689)
                                                 ------------  ------------
Total stockholders' equity                             98,312       100,001
                                                 ------------  ------------
Total liabilities and stockholders' equity       $    150,766  $    159,113
                                                 ============  ============

                        HOUSTON WIRE & CABLE COMPANY
                    Consolidated Statements of Operations
                                 (Unaudited)
               (In thousands, except share and per share data)

                                                      Three Months Ended
                                                           March 31,
                                                  --------------------------
                                                      2016          2015
                                                  ------------  ------------

Sales                                             $     64,711  $     81,600
Cost of sales                                           51,312        63,876
                                                  ------------  ------------
Gross profit                                            13,399        17,724

Operating expenses:
  Salaries and commissions                               6,909         7,238
  Other operating expenses                               5,837         6,048
  Depreciation and amortization                            692           712
                                                  ------------  ------------
Total operating expenses                                13,438        13,998
                                                  ------------  ------------

Operating income (loss)                                    (39)        3,726
Interest expense                                           175           265
                                                  ------------  ------------
Income (loss) before income taxes                         (214)        3,461
Income tax expense (benefit)                               (30)        1,275
                                                  ------------  ------------
Net income (loss)                                 $       (184) $      2,186
                                                  ============  ============

Earnings (loss) per share:
  Basic                                           $      (0.01) $       0.13
                                                  ============  ============
  Diluted                                         $      (0.01) $       0.13
                                                  ============  ============
Weighted average common shares outstanding:
  Basic                                             16,481,122    17,296,978
                                                  ============  ============
  Diluted                                           16,481,122    17,376,928
                                                  ============  ============

Dividends declared per share                      $       0.06  $       0.12
                                                  ============  ============

                        HOUSTON WIRE & CABLE COMPANY
                   Consolidated Statements of Cash Flows
                                (Unaudited)
                               (In thousands)

                                                        Three Months
                                                       Ended March 31,
                                                 --------------------------
                                                     2016          2015
                                                 ------------  ------------

Operating activities
Net income (loss)                                $       (184) $      2,186
Adjustments to reconcile net income (loss) to net
 cash provided by (used in) operating activities:
  Depreciation and amortization                           692           712
  Amortization of unearned stock compensation             209           217
  Provision for inventory obsolescence                    166           356
  Deferred income taxes                                  (205)         (419)
  Other non-cash items                                     30            44
  Changes in operating assets and liabilities:
    Accounts receivable                                 3,153         6,402
    Inventories                                         5,175         6,972
    Book overdraft                                     (2,115)       (1,634)
    Trade accounts payable                              1,457          (473)
    Accrued and other current liabilities                (729)       (5,331)
    Income taxes                                          186         1,697
    Other operating activities                           (249)         (440)
                                                 ------------  ------------
Net cash provided by operating activities               7,586        10,289

Investing activities
  Expenditures for property and equipment                (337)         (440)
                                                 ------------  ------------
Net cash used in investing activities                    (337)         (440)

Financing activities
  Borrowings on revolver                               61,842        76,746
  Payments on revolver                                (67,383)      (82,874)
  Payment of dividends                                   (989)       (2,070)
  Purchase of treasury stock                             (719)       (1,651)
                                                 ------------  ------------
Net cash used in financing activities                  (7,249)       (9,849)

Net change in cash                                         --            --
Cash at beginning of period                                --            --
                                                 ------------  ------------

Cash at end of period                            $         --  $         --
                                                 ============  ============

CONTACT:

Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com